                                                                    Exhibit 10.7
                                                                    ------------

Paradigm Genetics, Inc. has omitted from this Exhibit 10.7 portions of the Agreement for which Paradigm Genetics, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.

                                   AGREEMENT


     This Agreement is entered into by and between Bayer AG (hereinafter "BAYER") of Leverkusen D51368, Germany and Paradigm Genetics, Inc., (hereinafter "PARADIGM") of 104 Alexander Drive, Building 2, Research Triangle Park, North Carolina USA 27709.

     WHEREAS, PARADIGM and BAYER have facilities and personnel capable of conducting research and rendering services for the development of biological test systems ("ASSAYS") useful for the discovery of new herbicides; and

     WHEREAS, PARADIGM and BAYER desire to engage in a collaborative research program relating to the development of such biological test systems ("ASSAYS"),

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1.   Scope of Research. BAYER and PARADIGM shall undertake a research
          -----------------
collaboration ("RESEARCH COLLABORATION") relating to the identification and development of novel genes, and/or gene products, gene functions and ASSAYS useful to measure the potential herbicidal activity of chemical compounds or substances ("FIELD").

     PARADIGM under this Agreement agrees to conduct research and render services in the FIELD as defined in the RESEARCH PROGRAM exclusively for BAYER.

     PARADIGM will not conduct research and render services in the FIELD as defined in the RESEARCH PROGRAM for other third parties.

     "ASSAY" means with respect to a particular target gene, an in vitro or in vivo assay developed by PARADIGM in the course of the RESEARCH COLLABORATION or by BAYER, including the required reagents for performing such assay that are not otherwise readily available, that is suitable for high-throughput screening and that can measure whether a particular molecule or compound inhibits or antagonizes (or, if appropriate, agonizes or enhances) the function of the target gene and/or their products.

     Unless indicated otherwise, the term "HERBICIDE" throughout this Agreement shall mean (for the period prior to ten (10) years after termination of the RESEARCH COLLABORATION or prior to expiration of any issued patent controlled by PARADIGM, which patent would result in infringement by BAYER in the absence of this Agreement, whichever occurs last), a chemical compound or any substance useful as a herbicide for combating weeds, including a chemical compound or any substance identified as a potential herbicide discovered, or identified by BAYER or a sublicensee directly or indirectly as a result of an ASSAY developed during the RESEARCH COLLABORATION using PARADIGM INTELLECTUAL PROPERTY.

     PARADIGM INTELLECTUAL PROPERTY means (i) information that is controlled by PARADIGM or its Affiliate, including, but not limited to, Proprietary Information disclosed to BAYER that is necessary or useful for establishing and performing an ASSAY or otherwise useful for discovering HERBICIDES under this Agreement, and (ii) all patents controlled by PARADIGM or its affiliate that claim or cover the components, manufacture or use of an ASSAY or Target Gene, or the discovery of a HERBICIDE, where such patents include inventions which were made prior to the end of the term of this Agreement, including those made prior to the effective date of this Agreement.

     The RESEARCH COLLABORATION shall be conducted in accordance with the RESEARCH PROGRAM attached hereto as Exhibit A. The RESEARCH COLLABORATION shall be under the direction and supervision of a JOINT RESEARCH COMMITTEE consisting of a REPRESENTATIVE and a maximum of three voting members from both PARADIGM and BAYER as listed in the attached Exhibit B. In the event that the JOINT RESEARCH COMMITTEE is unable to agree upon the direction of the RESEARCH PROGRAM, BAYER shall have a super majority vote. In addition, upon decision of the JOINT RESEARCH COMMITTEE the content of the RESEARCH COLLABORATION may be modified, including necessary changes in allocation of resources.

     2.   Meetings. BAYER and PARADIGM shall meet quarterly to discuss the
          --------
RESEARCH COLLABORATION. Participants of such meetings shall be determined by the REPRESENTATIVES. Meetings shall take place alternating at PARADIGM's and BAYER's facilities unless an alternate location is mutually agreed upon. All meetings shall be conducted in the English language.

     3.   Reports. PARADIGM agrees to submit to BAYER a written summary of
          -------
meetings of the JOINT RESEARCH COMMITTEE, including protocols. PARADIGM further agrees to furnish BAYER with a final written report summarizing the results of the RESEARCH PROGRAM within sixty (60) days of completion of the RESEARCH COLLABORATION. This final report shall include, but not be limited to, all data, conclusions, results, observations, a detailed description of all procedures, and the like. The final report shall be owned by BAYER and all information contained in such report relating to the FIELD and resulting from the RESEARCH COLLABORATION under this Agreement submitted to BAYER may be utilized by BAYER for any purpose in the FIELD, subject to the provisions of this Agreement. All such reports shall constitute CONFIDENTIAL INFORMATION subject to the provisions of Article 6.

     4.   Consideration. In consideration of the services provided by PARADIGM
          -------------
during the RESEARCH COLLABORATION and the rights obtained by BAYER under this Agreement, BAYER shall provide PARADIGM with the following payments:

        a)  [________________________________________________]* upon execution of this Agreement by both parties, [______________________ __________________________________________________________________]*

        b)  A total of [______________________________________________
            _______________]* during the initial first three years after execution of this Agreement ("Initial Term") and [_______________ _____________________________________________]* during the fourth and fifth years after execution of this Agreement of the total five
            (5) year term ("Extended Term") according to the following schedule with each payment due as specified in Exhibit C:


                  Year 1                       [________]*
                  Year 2                       [________]*
                  Year 3                       [________]*
                  Subtotal (years 1-3)         [________]*
                  Year 4                       [________]*
                  Year 5                       [________]*
                  Subtotal (years 4-5)         [________]*
                  Total (years 1-5)            [________]*


The first installment shall be payable and due [_____________]*, and the subsequent [_______]* installments payable prior to [__________________________
________________]* thereafter.

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

c)  Technical payments of:

               i)  [_________________________________]* upon delivery of and/or access to a first customized agricultural database (AgDB(TM) BAYER 1.0) to BAYER;
               ii) [__________________________]* upon delivery of and/or access to a second customized agricultural database (AgDB(TM) BAYER 2.0) to BAYER;

               iii) [__________________________________________]* for each ASSAY delivered to BAYER by PARADIGM up to a maximum of [______]* ASSAYS. The total number of ASSAYS in the first three (3) years shall be a minimum of [________]* and a maximum of [_______] The total number of ASSAYS in the five year Extended Term shall be a minimum of [_______]* and a maximum of [______]*. The maximum total number of assays to be delivered may be increased upon written agreement of the JOINT RESEARCH COMMITTEE.

d)  Product Milestone payments of

               i)  [______________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    _________]*;

               ii)  A [_______]* payment of [___________________________]* upon first commercial sale of each and every HERBICIDE in

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                    a major market country; wherein "major market countries" are NAFTA countries, Japan, China, India and all countries that are members of the European Union. [___________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________]*

     e) SUCCESS FEE PAYMENTS on the annual Net Sales of each HERBICIDE of [_________________________]* of worldwide Net Sales for
[_____________________________________________________________]* after the first commercial sale of a HERBICIDE in a major market country, such [_______________________________________________________________________________

______________________________________________]* after the first commercial sale in a major market country as defined in Article 4.d.ii.

          f) Net Sales for purposes of calculating SUCCESS FEE PAYMENTS royalties under this Article means the sum of the invoiced sales price of a HERBICIDE billed to independent customers who are not Affiliates or joint venture partner, less to the extent included in the invoiced sales price, (i) credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated and returned, but not replaced, HERBICIDE; (ii) actual freight and insurance costs incurred in transporting such HERBICIDE in final form to such customers; (iii) cash, quantity and trade discounts and other price reduction programs; (iv) sales, use, value added and other direct taxes incurred; and (v) customs, duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such HERBICIDE in final form. Affiliate for purposes of this Agreement means, with respect to a party, any other party which directly or indirectly controls, is controlled by or is under common control with such party. A party shall be regarded as in control of another if it owns, or directly or indirectly

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

controls at least fifty percent (50%) of the voting stock or other ownership interest of the other party, or if it, directly or indirectly, possesses the power to direct or to cause the direction of the management and policies of the other party by any means whatsoever. Unless stated otherwise, all SUCCESS FEE PAYMENTS shall be made within sixty (60) days after the end of each royalty period. A SUCCESS FEE PAYMENT period for purposes of this Agreement means each quarter of each calendar year in which SUCCESS FEE PAYMENTS are due. Such SUCCESS FEE PAYMENTS shall be paid in US Dollars and all SUCCESS FEE PAYMENTS for worldwide sales shall be converted to US Dollars at the exchange rate quoted in the Wall Street Journal on the last business day of each period. Total annual net sales shall be based on total sales for a calendar year or portion thereof PARADIGM shall have the right at any time to request to inspect the records of sales and to audit the calculation of SUCCESS FEE PAYMENTS for any period and BAYER shall grant such request and provide access to the necessary information within ten (10) business days of receipt by BAYER of notice of such request.

          g) If the HERBICIDE active ingredient ("a.i.") is sold in a Combination Product which contains in addition to the HERBICIDE a.i. other herbicidal active ingredients different from the HERBICIDE a.i. then Adjusted Net Sales as basis for SUCCESS FEE PAYMENTS shall be computed as follows:

               (i) If during the relevant accounting period, the HERBICIDE was sold and its content of the HERBICIDE a.i. is comparable to the Combination Product, then the following formula shall be applicable:
[____________________________________________________________________]*

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

               All percentages being percentages by weight.

               If during the relevant accounting period, no appropriate HERBICIDE was sold, then the dates of an appropriate HERBICIDE sold within one year before the relevant accounting period shall be applicable.

               ii) If neither during the relevant accounting period nor within one year before the relevant accounting period any HERBICIDE of comparable content of the HERBICIDE a.i. in the Combination Product was sold, then the Adjusted Net Sales of the Combination Product is computed according to the ratio (by weight) of the content of the HERBICIDE a.i. in HERBICIDE and the total content of the agricultural chemicals from the Net Sales of the Combination Product.

     5. Withholding Taxes. BAYER shall have the right to deduct from the SUCCESS FEE PAYMENTS the tax which PARADIGM is liable to pay thereon under the German tax law and for the payment of which PARADIGM is responsible.

     PARADIGM shall immediately be sent a tax receipt certifying the payments of the tax, so that PARADIGM may use it for claiming a credit on the tax payable by PARADIGM in her own country on such SUCCESS FEE PAYMENTS.

     No deduction shall be made if PARADIGM furnishes a document from the German tax authorities by the time of the payment of the SUCCESS FEE PAYMENTS certifying that the SUCCESS FEE PAYMENTS are exempt from tax in the Federal Republic of Germany according to the convention for the avoidance of double taxation between USA and the Federal Republic of Germany.

     The German value added tax (VAT) will be administrated by BAYER for PARADIGM. PARADIGM will not invoice any VAT to BAYER.

     Each party undertakes to cooperate with the other party to achieve the tax arrangements which are most favorable for both parties.

     6. Grants, Licenses and Options. The following grants of rights are given
        -----------------------------
by the parties to this Agreement:

          a) PARADIGM grants to BAYER a worldwide, exclusive license,

including the right to sublicense, to use PARADIGM INTELLECTUAL PROPERTY for the discovery and identification of HERBICIDES. If however, any ASSAY is not used by BAYER to screen at least [_________________________]* compounds within [___________]* after delivery of such ASSAY to BAYER by PARADIGM it shall be considered abandoned and the worldwide, exclusive license to BAYER for such ASSAY under this Article 6a shall be considered revoked and all conveyed rights in such ASSAY shall revert to PARADIGM.

          If such reverted ASSAY is used by or licensed by PARADIGM for the discovery, identification and development of chemical compounds or substances to be used as herbicides, PARADIGM shall negotiate in good faith terms of an agreement whereby PARADIGM would pay to BAYER a reasonable payment for the use of the ASSAY in the FIELD, such payment taking into consideration the payments made for such ASSAY in the FIELD by BAYER. BAYER shall have the option to forego any payment from PARADIGM for the reverted ASSAY in return for a co-exclusive right to use such ASSAY in the FIELD. As far as PARADIGM obtains royalties for the discovery or identification of chemical substances or compounds as a result of a reverted ASSAY in the FIELD to be used as herbicides, BAYER shall receive [______________]* of the net royalty income.

          b) For the term BAYER uses PARADIGM INTELLECTUAL PROPERTY

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

as defined in this Agreement, PARADIGM grants to BAYER an exclusive option to negotiate in good faith to obtain an exclusive license to results of an additional research collaboration on herbicide tolerance of plant crops to each HERBICIDE based on the target genes, including modifications and analogues of such genes and any other herbicides. Upon exercise of an option under this
Article 5b by written notice, BAYER and PARADIGM shall undertake negotiations to complete an agreement of terms to a license to results of an additional research collaboration within ninety (90) days of exercise of the option. The terms of such a license for an additional research collaboration may include a one time licensing fee, periodic research payments, milestone payments and a commercially reasonable royalty rate. Negotiations to acquire such a license shall take into consideration factors affecting PARADIGM's business including, but not limited to, size of market, development time and cost, product performance relative to competing products and the like.

          c) BAYER shall hold a fully paid, irrevocable, exclusive license, without the right to sublicense to third parties, to use AgDB(TM) BAYER 1.0, AgDB(TM) BAYER 2.0, AgDB(TM) BAYER 3.0 and AgDB(TM) BAYER 4.0, including software developed by PARADIGM associated with Analytical Packages AnP1 and AnP2.

          d) PARADIGM grants to BAYER a [_______________________________________
___________]*. If BAYER exercises such license rights, BAYER shall inform PARADIGM in writing and provide PARADIGM with results and data relating thereto and grant to PARADIGM the right to make such results and data a part of PARADIGM's AgDB(TM).
[_______________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

________________________________________________________________________________
_____________________________________________________________________________]*.

            e) PARADIGM hereby grants to BAYER [________________________________
___________________________________________________________________________
_______]*.


          f) BAYER grants PARADIGM the right to use HERBICIDES identified or discovered during the RESEARCH COLLABORATION to develop and use selectable markers. Any selectable marker developed as a result of this Article may be used by either BAYER or PARADIGM for research purposes, shall be treated as CONFIDENTIAL INFORMATION, and shall be jointly owned by BAYER and PARADIGM and treated as if it were a JOINT PATENT outside the FIELD pursuant to Article 9.

          g) Upon BAYER's request, PARADIGM shall positively consider to extend the FIELD of this Agreement to additional still to be defined objectives, e.g., quality traits in plants and the like.

     7. Confidentiality. In view of the parties' proprietary rights and
        ---------------
interests concerning their facilities and technology, PARADIGM and BAYER agree that during the term of and any subsequent &tension of this Agreement and for a period of five (5) years thereafter, each party shall hold in confidence any CONFIDENTIAL INFORMATION: a) received by one party ("Receiving Party") from the other party ("Disclosing Party")("Proprietary Information"), or 2) that results from the RESEARCH COLLABORATION under this Agreement ("New Information"). Such CONFIDENTIAL INFORMATION includes, but is not limited to, confidential or proprietary information, business plan information, reports, materials, know-how, data, both technical and non-technical, procedures, databases, documents, specifications, techniques, ASSAYS, results, product development, conclusions, and the like (including the terms of this

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

Agreement). Each party shall not disclose such information to any third party or use such information for any purpose, except as provided herein, and necessary for the fulfillment of the terms and provisions of this Agreement, without the prior written approval of the other party. The parties shall have no obligations with respect to any portion of such Proprietary Information and BAYER shall have no obligations with respect to any portion of such New Information which:

          a) is or later becomes generally available to the public by use, publication or the like through no fault of the Receiving Party in the case of Proprietary Information or BAYER in the case of New Information;

          b) is obtained from a third party who had the legal right to disclose the same to the Receiving Party in the case of Proprietary Information or BAYER in the case of New Information;

          c) the Receiving Party in the case of Proprietary Information or BAYER in the case of New Information already possesses, as evidenced by written records, predating receipt thereof from of the Receiving Party in the case of Proprietary Information or BAYER in the case of New Information.

     8. Publication. PARADIGM and BAYER recognize the importance to present or
        ------------
publish scientific articles and the importance to protect Proprietary Information from premature disclosure to third parties relating to the FIELD. However, BAYER agrees to obtain written permission from PARADIGM prior to submission of any such presentation or article for publication that contains PARADIGM's Proprietary Information or New Information or prior to disclosure of PARADIGM's Proprietary Information or New Information to third parties. PARADIGM agrees to obtain written permission from BAYER prior to submission of any such presentation or article for publication that contains BAYER's Proprietary Information or prior to disclosure of BAYER's Proprietary Information to third parties. Each party agrees to provide to the REPRESENTATIVE of the other party all such presentations or articles or disclosure of Proprietary Information or New Information to third parties at least sixty (60) days prior to submission of such presentations or articles for publication or prior to the intended disclosure of CONFIDENTIAL INFORMATION to third parties. The receiving REPRESENTATIVE will notify the other party within the thirty (30) days following receipt of the contents of the proposed publication or disclosure of any comments they may have. The parties agree to remove any Proprietary Information and BAYER agrees to delay disclosures, presentations or articles for publication for up to ninety (90) days in order to file a patent application if it is determined that the presentations or articles for publication or disclosure of contain New Information with potentially patentable subject matter.

     9.   Inventions and Patents
          ----------------------
     9.1  Ownership of Research Intellectual Property.
          -------------------------------------------
          a) Any patents or technology arising from inventions first conceived or discovered by one or more employees of BAYER in the performance of the RESEARCH COLLABORATION shall belong to BAYER ("BAYER PATENTS"). Any patents arising from inventions first conceived or discovered by one or more employees of PARADIGM in the performance of the RESEARCH COLLABORATION shall belong to PARADIGM ("PARADIGM PATENTS"). Any patents arising from an invention first conceived or discovered jointly by one or more employees of BAYER and one or more employees of PARADIGM in the performance of RESEARCH COLLABORATION shall belong jointly to BAYER and PARADIGM ("JOINT PATENTS'). JOINT PATENTS within the FIELD shall be subject to the provisions of this Agreement. Neither party of any JOINT PATENT outside the FIELD shall exploit their undivided interest in such JOINT PATENT without the written consent of the other party. Each party agrees to cooperate with the other in preparing and executing any documents necessary to obtain patent protection in any country in the world. Inventorship shall be determined in accordance with the applicable patent laws of the jurisdiction where the relevant patent application is filed.

     9.2  Disclosure of Patentable Inventions. In addition to the disclosures
          -----------------------------------
required under this Agreement, each party shall submit a written report to the other within sixty (60) days of the end of each quarter summarizing any invention arising during the prior quarter of the RESEARCH COLLABORATION in the FIELD which it believes may be patentable.

     9.3  Patent Prosecution and Maintenance: Abandonment.
          ------------------------------------------------
          a) PARADIGM PATENTS. PARADIGM shall control the filing, prosecution
             ----------------

and maintenance of all PARADIGM PATENTS arising from the RESEARCH COLLABORATION. In the event PARADIGM elects not to file in a reasonable time or to cease prosecution of a filed application for a PARADIGM PATENT or to abandon an issued PATENT, PARADIGM shall notify BAYER not less than two (2) months before any relevant deadline, and BAYER shall have the right to assume control over the prosecution of such filed application for a PARADIGM PATENT or maintenance of such issued PARADIGM PATENT.

          b) BAYER PATENTS. BAYER shall control the filing prosecution and
             --------------
maintenance of all BAYER patents. In the event BAYER elects not to file in a reasonable time or to cease prosecution of a filed application for a BAYER PATENT or to abandon an issued BAYER PATENT, BAYER shall notify PARADIGM not less than two (2) months before any relevant deadline, and PARADIGM shall have the right to assume control over the prosecution of such filed application for a BAYER PATENT or maintenance of such issued BAYER PATENT.

          c) JOINT PATENTS. PARADIGM shall control the initial preparation,
             --------------
filing, prosecution and maintenance in the U.S. of all JOINT PATENTS arising from the RESEARCH COLLABORATION. BAYER shall be responsible for subsequent filing, prosecution and maintenance in Europe of all JOINT PATENTS arising from the RESEARCH COLLABORATION. Outside the U.S. and Europe ("Rest of World"), PARADIGM and BAYER shall jointly be responsible for the filing, prosecution and maintenance in Rest of World of all JOINT PATENTS arising from the RESEARCH

COLLABORATION. In the event PARADIGM or BAYER elects not to file in a reasonable time or to cease prosecution of a filed application for a JOINT PATENT or to abandon an issued JOINT PATENT, they shall notify the other party not less than two (2) months before any relevant deadline, and the other party shall have the right to assume control over the prosecution of such filed application for a JOINT PATENT or maintenance of such issued JOINT PATENT.

     9.4 Costs. Each party shall retain control over and bear all expenses
         -----
associated with the filing, prosecution and maintenance of patents relating to the Field on inventions made before the effective date of this Agreement by such party.

     BAYER shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of BAYER PATENTS. PARADIGM shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of PARADIGM PATENTS. In the FIELD, PARADIGM shall bear all expenses associated with the filing, prosecution and maintenance of JOINT PATENTS in the U.S. In the FIELD, BAYER shall bear all expenses associated with the filing, prosecution and maintenance of JOINT PATENTS in EUROPE and Rest of World. Outside the FIELD, PARADIGM and BAYER shall equally share all expenses associated with the filing, prosecution and maintenance of JOINT PATENTS.

     In the FIELD, BAYER may elect not to pay any such costs and expenses with respect to a patent application of issued patent covering a particular JOINT PATENT, provided BAYER notifies PARADIGM not less than two (2) months before any relevant deadline. If PARADIGM assumes the expenses associated with future prosecution of the patent application or maintenance of the issued Patent, PARADIGM will thereby become the sole owner of the JOINT PATENT.

     If BAYER elects not to pay such costs and expenses in the FIELD with respect to a particular PARADIGM PATENT and/or JOINT PATENTS, PARADIGM may take over or abandon prosecution and maintenance and bear expenses associated with those patents, but in any case, BAYER will only lose (i) exclusive user rights, which shall become non-exclusive, and/or (ii) any remuneration payable by PARADIGM to BAYER as provided for in this Agreement.

     9.5   Confidential Treatment. All information disclosed under Sections 9.2
           ----------------------
and 9.3 shall be treated as confidential pursuant to Article 7.

     9.6 The provisions of this Article 9 shall be applicable mutatis mutandis to such portions of PARADIGM INTELLECTUAL PROPERTY generated during the RESEARCH COLLABORATION under this Agreement.

     10.   Term. This Agreement shall be effective upon the execution of this
           ----
Agreement and the RESEARCH COLLABORATION shall commence October 1, 1998 and continue for the Initial Term of three (3) years. The Initial Term may be extended and this Agreement shall remain in continuous and uninterrupted effect for another two (2) years term, unless terminated as provided in Article 11,

     11.  Termination.  a) Except as provided in Article 11b and 11c of this
          -----------
Agreement or unless mutually agreed to by both parties to Agreement shall terminate:

                    i)  September 30, 2001; or
                    ii) on September 30, 2003, if extended in
                        accordance with Article 10.

          b) Provided the milestones of Article 4.c.ii and Article 4.c.iii have not been achieved on or before September 30, 2001 or in the event that necessary internal funding by BAYER is not approved, BAYER may terminate this Agreement effective one hundred and twenty (120) days after providing notice to PARADIGM of BAYER's intent to terminate this Agreement.

          c) A party may terminate this Agreement upon or after the breach of any material provision of this Agreement, if the breaching party has not cured such breach within ninety (90) days after notice thereof from the other party. The licenses granted hereunder to the non-breaching party shall survive a termination of this Agreement under this Article 10c and shall remain in full force and effect, so long as such non-breaching party shall continue to comply with its obligations under this Agreement to the breaching party in respect of such licenses (including without limitation, any reporting, payment, funding, development, commercialization, or royalty obligations) as if this Agreement had not been terminated.

          d) In the event a third party issued patent is found by a court of competent jurisdiction to prevent the parties from the performance of the RESEARCH COLLABORATION and/or the development and/or use of assays in the FIELD, either party may terminate this agreement by giving the other party thirty (30) days notice.

     12. Notices. Unless otherwise stated, any notice or reports required to be
         -------
given under the terms of this Agreement may be given by certified letter addressed to the other party and addressed to the party at the following address. All such notices and reports shall be written in the English language. Any notice so given shall be deemed to have been served when hand delivered to the other party or at the expiration of two (2) days from the time of posting.

For BAYER:     Professor Dr. Dieter Berg
               Bayer AG
               Agricultural Center Monheim
               D-51368 Leverkusen
               Germany

For PARADIGM:  Dr. John Ryals, CEO
               Paradigm Genetics, Inc.
               104 Alexander Drive, Building 2
               Research Triangle Park,

               North Carolina 27709

Copy to:       Henry Nowak, General Counsel
               Vice President of Intellectual Property

     13. Publicity. During the term of this Agreement, neither party hereto will
         ---------
use the name of the other party in publicity or advertising without the written approval of the other party. Neither party will make any public announcement of the existence and nature of this Agreement or the RESEARCH COLLABORATION without the written consent of the other party. However, nothing in this Article or elsewhere in this Agreement is intended to restrict either party from disclosing the existence and nature of this Agreement if required by applicable law.

     14. Liability. a)  Subject to the provisions of Article 14.b, each party
         ---------
hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents or employees to the full extent allowed by law. Further, each party warrants and represents that it has adequate liability insurance for the protection of itself and its officers, employees and agents, while acting within the scope of their employment by the party. Neither party warrants that any license granted herein allows the making using or selling of any product or technique resulting from the RESEARCH COLLABORATION without liability to any third party or a license from such third party. Each party is liable for its own actions and neither indemnifies the other for any act of patent infringement by or against such third party.

          b) PARADIGM agrees to indemnify BAYER for any damages that may result from a successful claim by a third party of patent infringement as indicated by a judgment against BAYER by a court of competent jurisdiction, where such claim of infringement results from use of an ASSAY in the FIELD and where such judgment is based upon infringement of a patent that has issued prior to October 1,1998.

     c) Additionally, PARADIGM agrees to indemnify BAYER for any damages that may result from a successful claim by a third party of patent infringement as indicated by a judgment against BAYER by a court of competent jurisdiction, where such claim of infringement results from use of an ASSAY in the FIELD and where such judgment is based upon infringement of a patent that has issued prior to a decision in writing by the JOINT RESEARCH COMMITTEE to develop an ASSAY from a target gene. PARADIGM shall provide the JOINT RESEARCH COMMITTEE with a review of relevant patent literature known to PARADIGM and BAYER, including any possible infringement issues.

     15. Independent Contractor. In the performance of all services hereunder,
         ----------------------
neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither party shall be bound by the acts of the other.

     16. Warranties. The parties warrant and represent that they have the right
         ----------
to enter into this Agreement. Both parties further warrant and represent that the terms of this Agreement are not inconsistent with other contractual obligations, expressed or implied that they may have.

     17. Amendments. No modification to this Agreement shall be effective unless
         ----------
made in writing and signed by a duly authorized representative of each party.

     18. Entire Agreement. This agreement constitutes the entire Agreement
         ----------------
between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (whether written or oral) relating to said subject matter.

     19. Survival of Terms. The terms of Articles 1, 3, 4, 5, 6, 7, 8, 9,12,14,
         -----------------
20, 22 and 24 shall survive any termination of this Agreement pursuant to
Article 11.

     20. No Implied License. Neither party by this Agreement grants to the other
         ------------------
any license, express or implied, to any technology, know-how, inventions, improvements, trade secrets or materials that it possesses, except for research purposes necessary to conduct the RESEARCH COLLABORATION. Upon the termination of the RESEARCH COLLABORATION, the parties' intellectual property rights with respect to the results of the RESEARCH COLLABORATION shall be as set forth in
Article 6, and neither party shall have any implied license to any other technology, know-how, inventions, improvements, trade secrets or materials of the other party.

     21. Force Majeure. Neither party shall be held liable or responsible to the
         -------------
other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions, or delays in acting by any governmental authority or the other party.

     22. Assignment. Neither party shall assign or transfer any interest in this
         ----------
Agreement, nor assign any claims for money due or to become due during this Agreement, without the prior written approval of the other party. Subject to the foregoing, the agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties.

     23. Compliance with Laws. Each party agrees that it will comply with all
         --------------------
applicable international, national, state, province and local laws, codes, regulations, rules and orders in the performance and direction of the work under this Agreement. The parties represent and agree that they shall diligently apply for and use their best efforts to obtain all necessary government licenses and permits for the execution of this Agreement and any transactions required hereunder.

     24. Governing Law. This Agreement shall be governed by the common law and
         -------------
the laws of the State of North Carolina and the United States, and the parties hereby submit to the jurisdiction of the North Carolina courts, both state and federal. Any proceedings relating to this Agreement shall be conducted in the English language.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

PARADIGM GENETICS, INC.                BAYER AG


By:                                    By:
    ---------------------------            -----------------------------
     Dr. John A. Ryals                     Dr. Bamelis
     CEO and President                     Member of Board

Date:                                  Date:
     ---------------------------             ---------------------------

                                       BAYER AG


                                       By:
                                           ---------------------------
                                           Dr. Wulff
                                           Head, Business Group
                                           Crop Protection

                                       Date:
                                            -------------------------

                                   EXHIBIT A


                                Research Program


     [------------------------------------------------------------------
      ------------------------------------------------------------------]*

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

* Paradigm Genetics, Inc. requests confidential treatment for EXHIBIT A in its entirety. EXHIBIT A consists of six pages of text.

                                   EXHIBIT B


                            JOINT RESERCH COMMITTEE



BAYER REPRESENTATIVE:              [___________]*

BAYER VOTING MEMBERS:              [___________]*
                                   [___________]*
                                   [___________]*

BAYER NON-VOTING MEMBERS:          [___________]*


PARADIGM REPRESENTATIVE:           [___________]*

PARADIGM VOTING MEMBERS:           [___________]*
                                   [___________]*
                                   [___________]*

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                                   EXHIBIT C

                                Payment Schedule



QUARTER                      DUE DATE                AMOUNT DUE (U.S. Dollars)

  1                         October 1, 1998               [________]*
  2                         January 1, 1999               [________]*
  3                           April, 1999                 [________]*
  4                           July 1, 1999                [________]*
  5                         October 1, 1999               [________]*
  6                         January 1, 2000               [________]*
  7                          April 1, 2000                [________]*
  8                          July 1, 2000                 [________]*
  9                         October 1, 2000               [________]*
  10                        January 1, 2001               [________]*
  11                          April 1, 2001               [________]*
  12                          July 1, 2001                [________]*
  13                        October 1, 2001               [________]*
  14                        January 1, 2002               [________]*
  15                         April 1, 2002                [________]*
  16                          July 1, 2002                [________]*
  17                        October 1, 2002               [________]*
  18                        January 1, 2003               [________]*
  19                         April 1, 2003                [________]*
  20                          July 1, 2003                [________]*

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                                  Side Letter
             To the Paradigm Genetics, Inc. / Bayer AG - Agreement
                            Dated September 22, 1998


We mutually agree that Article 11.b (page 17) for a better understanding of the parties interests should read:

"11 .b) Provided the milestones of Article 4.c.ii and 4.c.iii have not been achieved as indicated in Exhibit A (in particular delivery of AG DB 2.0 by October 1, 2000) BAYER may notify PARADIGM that it is in breach of this Agreement and PARADIGM will be given 90 (ninety) days to cure the breach by delivering Ag DB 2.0 to BAYER. If PARADIGM does not deliver Ag DB 2.0 within the ninety (90) days period, then BAYER may terminate this Agreement effective one hundred twenty (120) days after providing notice to PARADIGM of BAYER's interest to terminate this Agreement. However, if PARADIGM is able to deliver Ag DB 2.0 to BAYER during this one hundred twenty (120) days period then the Agreement will not terminate. In the event that necessary internal funding by BAYER is not approved BAYER may terminate this Agreement at September 30, 2001, providing notice to PARADIGM ninety (90) days before this date."

PARADIGM GENETICS, INC.                      BAYER AG


By:                                          By:
    ________________________                     ____________________________
    Dr. John A. Ryals                            Dr. F.R. Heiker
    CEO and President                            Head of Chemical Research

Date:  Sept. 22, 1998                        Date: Sept. 22, 1998
       ---------------------                       --------------

                                             BAYER AG

                                             By:
                                                 ____________________________
                                                 Dr. Adrian
                                                 Patents and Licensing

                                             Date:  Sept. 22, 1998
                                                    --------------

                                  Side Letter
             To the Paradigm Genetics, Inc. / Bayer AG - Agreement
                            Dated September 22, 1998


     We mutually agree that for a better understanding of the parties interests,
     Article 4, first sentence, should be modified to clarify that the consideration provided by Bayer is for the services provided by Paradigm Genetics, and therefore should read:

                    4. Consideration. In consideration of the services provided
                       -------------
               by PARADIGM during the RESEARCH COLLABORATION under this Agreement, BAYER shall Provide PARADIGM with the following payments:

     Moreover, Article 6.a., first paragraph, should be modified to clarify that the License to Paradigm is royalty-free, and therefore should read:

               a) PARADIGM grants to BAYER a worldwide, royalty-free, exclusive license, including the right to sublicense, to use PARADIGM INTELLECTUAL PROPERTY to the extent necessary for the operation of a licensed ASSAY for discovery and identification of HERBICIDES If, however, any ASSAY is not used by BAYER to screen [___________ _____________________]*
               compounds within [_________________]* after delivery of such ASSAY to BAYER by PARADIGM it shall be considered abandoned and the worldwide, royalty-free exclusive license to BAYER for such ASSAY under this Article 6a shall be considered revoked and all conveyed rights in such ASSAY shall revert to PARADIGM.


PARADIGM GENETICS, INC.                 BAYER AG



By:                                     By:
   ___________________________               ____________________________
   Dr. John A. Ryals                         Dr. Heiker
   CEO and President                         Head of Research

Date:  Oct 30, 1998                     Date: Nov. 17, 1998
       ------------                           -------------

                                        BAYER AG

                                        By:
                                             ____________________________
                                             Dr. Adrian  Patents and Licensing

                                        Date:  Nov. 9, 1998
                                               ------------

                                       26
--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                                   AMENDMENT

WHEREAS, PARADIGM GENETICS, INC. and BAYER AG entered into a collaborative research program relating to the development of biological test systems dated September 22,1998 (the "AGREEMENT"), the parties herewith agree to amend the AGREEMENT as follows:

Section 4.c(i) shall be deleted in its entirety and replaced with:

      [__________________________]* upon delivery of and/or access to a first customized agricultural database (AgDB(TM)\BAYER\ 1.0) to BAYER AG;

Section 4.c(ii) shall be deleted in its entirety and replaced with:

      [__________________________________]* upon delivery of and/or access to a second customized agricultural database (AgDB (TM)\BAYER\ 2.0) to BAYER AG;


BAYER AG                                  PARADIGM GENETICS, INC.


____________________________              ___________________________
Signature                                 Signature

                                          John A. Ryals
____________________________
Printed or Typed Name

                                          President & CEO
____________________________
Title

10.9.99                                   10.8.99
----------------------------              ---------------------------
Date                                      Date

BAYER AG

____________________________
Signature


____________________________
Printed or Typed Name


____________________________
Title

13.9.99
----------------------------
Date

                                       27

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

                                   AMENDMENT


WHEREAS, PARADIGM GENETICS, INC. and BAYER AG entered into a collaborative research program relating to the development of biological test systems dated September 22, 1998 ("the AGREEMENT"), the parties herewith agree to amend the AGREEMENT as follows:

Section 4.c(I) shall be deleted in its entirety and replaced with:

          [________________________]* upon delivery of and/or access to a first customized agricultural database
          (AgDB(TM)\BAYER/ 1.0) to BAYER, such payment to be made within 60 days of the first anniversary of execution of this Agreement, [_______________________________________
          ________________________________________________________
          ________________________________________________________
          ________________________________________________________
          ________________________________________________________
          ______________________]*

PARADIGM GENETICS, INC.                       BAYER AG


By: ______________________                    By: ______________________
   Dr. John A. Ryals
    CEO                                           ______________________

                                                  ______________________

                                              Date: 24.11.99
                                                    --------------------



                                              BAYER AG


                                              By:
                                                 _______________________

                                                 _______________________

                                                 _______________________

                                              Date: 30.11.99
                                                   ---------------------

                                       28

--------
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.